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                                                                  EXHIBIT (A)(7)

                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock
                 (Including the Associated Rights to Purchase
                Series A Junior Participating Preferred Stock)

                                      of

                              WALBRO CORPORATION

              Pursuant to the Offer to Purchase Dated May 4, 1999

                                      by

                          TI AUTOMOTIVE SYSTEMS, INC.

                    an indirect wholly-owned subsidiary of
                                 TI GROUP PLC

   As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent may be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $.50 per share (the "Common Stock"), including the associated rights to purchase Series A Junior Participating Preferred Stock (the "Rights" and, collectively with the Common Stock, the "Shares"), of Walbro Corporation, a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be complied with on a timely basis, or all required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

                                The Depositary:

                                Citibank, N.A.

         By Mail:           By Overnight Courier:             By Hand:

      CITIBANK, N.A.            CITIBANK, N.A.             CITIBANK, N.A.
       P.O. BOX 685              915 Broadway          Corporate Trust Window
   Old Chelsea Station            5th Floor             111 Wall Street, 5th
    New York, NY 10113        New York, NY 10010               Floor
                                                         New York, NY 10043

                           By Facsimile Transmission
                       (For Eligible Institutions Only):

                                (212) 505-2248

                        Confirm Receipt of Facsimile by
                                Telephone Only:

                                (800) 270-0808

                               ----------------

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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 Ladies and Gentlemen:

   The undersigned hereby tenders to TI Automotive Systems, Inc., a Delaware corporation ("Purchaser") and an indirect wholly-owned subsidiary of TI Group plc, a company organized under the Laws of England and Wales, on the terms and subject to the conditions set forth in the Offer to Purchase, dated May 4, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments on supplements thereto collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

 Number of Shares: _________________   Name(s) of Record Holder(s) _________


                                       -------------------------------------
 Share Certificate Nos. (if
 available):

                                       -------------------------------------
                                              (Please Type or Print)

 -----------------------------------


 -----------------------------------   Address(es): ________________________


                                       -------------------------------------
 (Check box if Shares                                               Zip Code
 will be tendered by book-entry
 transfer)

                                       Daytime Telephone Number:


                                       -------------------------------------
 [_]The Depository Trust Company       (Area Code)


 Account                               Signature(s): _______________________
 Number: ___________________________

                                                ---------------------------

 Dated: , 1999

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                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.

    The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: _____________________________________________________________

 Address: __________________________________________________________________

 ___________________________________________________________________________
                                                                     Zip Code

 Area Code and Telephone Number: ___________________________________________

 Authorized Signature

 Name: _____________________________________________________________________
                             (Please Type or Print)

 Title: ____________________________________________________________________

 Dated:  _______, 1999

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
       DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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